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                                                                   EXHIBIT 10.16

                                    Amendment
                                       To
                     Apache Corporation 401(k) Savings Plan

         Apache Corporation ("Apache") maintains the Apache Corporation 401(k) Savings Plan (the "Plan"). Pursuant to section 10.4 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right by replacing subsection 6.6(b) of the Plan with the following, effective January 1, 1999.

                  (b) Definition of Eligible Rollover Distribution. For purposes of this section only, an "eligible rollover distribution" is any distribution or in-service withdrawal other than (i) distributions required under Code section 401(a)(9), (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans or after-tax voluntary contributions), (iii) installment payments in a series of substantially equal payments made at least annually and
         (A) made over a specified period of ten or more years, (B) made for the life or life expectancy of the distributee, or (C) made for the joint life or joint life expectancy of the distributee and his or her designated beneficiary, (iv) a distribution to satisfy the limits of Code section 415 or 402(g), (v) a distribution to satisfy ADP, ACP, or multiple use tests, (vi) any other actual or deemed distribution specified in the regulations issued under Code section 402(c); or (vii) any hardship withdrawal by an Employee under age 59 1/2 pursuant to subsection 7.1(c).


         IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.


                                        APACHE CORPORATION


                                        By: /s/ Daniel L. Schaeffer
                                           ------------------------------------
         Date: October 21, 1999         Title: Vice President, Human Resources
               ----------------               ---------------------------------


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                                    Amendment
                                       To
                     Apache Corporation 401(k) Savings Plan

         Apache Corporation ("Apache") maintains the Apache Corporation 401(k) Savings Plan (the "Plan"). Apache filed the Plan with the IRS on September 15, 1998 in order to obtain a favorable determination as to the qualified status of the Plan. The IRS granted the Plan a favorable determination letter dated August 13, 1999, contingent on certain amendments being made to the Plan. In section
10.4 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises such right as follows.

         1. Effective as of January 1, 1999, section 1.14 shall be replaced in its entirety by the following.

         1.14 "Covered Employee" means any Employee of the Company, with the following exceptions.


                  (a) Any individual directly employed by an entity other than the Company shall not be a Covered Employee, even if such individual is considered a common-law employee of the Company or is treated as an employee of the Company pursuant to Code section 414(n).

                  (b) A non-resident alien shall not be a Covered Employee.

                  (c) An Employee included in a unit of Employees covered by a collective bargaining agreement shall not be a Covered Employee unless the collective bargaining agreement specifically provides for such Employee's participation in the Plan.

                  (d) An Employee whose job is classified as "temporary" shall be a Covered Employee only after he or she has worked for the Company and Affiliated Entities for six consecutive months.

                  (e) An Employee shall not be a Covered Employee while he or she is classified as an "intern," a "consultant," or an "independent contractor." An Employee may be classified as an "intern" only if he or she is currently enrolled (or the Company expects him or her to be enrolled within the next 12 months) in a high school, college, or university. An Employee may be classified as an intern even if he or she does not receive academic course credit from his or her school for this employment with the Company.

                  (f) An individual who is employed pursuant to a written agreement with an agency or other third party for a specific job assignment or project shall not be a Covered Employee.



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         2. Effective as of January 1, 1997, the last sentence of section 1.18 shall be replaced by the following sentence.

         The term "Employee" shall also include any individual who provides services to the Company or an Affiliated Entity pursuant to an agreement between the Company or an Affiliated Entity and a third party that employs the individual, but only if the individual has performed such services for the Company or an Affiliated Entity on a substantially full-time basis for at least one year and only if the services are performed under the primary direction or control by the Company or an Affiliated Entity; provided, however, that if the individuals included as Employees pursuant to the first part of this sentence constitute 20% or less of the Non-Highly Compensated Employees of the Company and Affiliated Entities, then any such individuals who are covered by a qualified plan that is a money purchase pension plan that provides a nonintegrated employer contribution rate for each participant of at least 10% of compensation, that provides for full and immediate vesting, and that provides immediate participation for each employee of the third party (other than those who perform substantially all of their services for the third party and other than those whose compensation from the third party during each of the four preceding plan years was less than $1000) shall not be considered an Employee.

         3. Effective as of January 1, 1997, section 1.23 shall be replaced in its entirety by the following.

         1.23 "Highly Compensated Employee" means, for each Plan Year, an Employee who (a) had Compensation of $80,000 (as adjusted by the Secretary of the Treasury) or more during the immediately preceding Plan Year, or (b) is a Five-Percent Owner during the current Plan Year, or (c) was a Five-Percent Owner during the immediately preceding Plan Year. The term "Highly Compensated Employee" shall also include, where the context so requires, any former Employee who was a Highly Compensated Employee when he or she separated from service with the Company and all Affiliated Entities, as well as any former Employee who was a Highly Compensated Employee at any time after attaining age 55.

         4. Effective as of January 1, 1999, the last sentence of subsection 3.5(b) shall be replaced in its entirety by the following.

         The Committee may elect to exclude from the ADP test those Non-Highly Compensated Employees who, at the end of the Plan Year, had not attained age 21 and/or whose Period of Service was for less than one year.




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         5. Effective as of January 1, 1997, subsection 3.5(e) shall be replaced in its entirety by the following two subsections.

                  (e) Order of Correction. The method described in subsection
         (c) shall be employed first, during the Plan Year. If that method is not used during the Plan Year, or if the net effect of such method was insufficient for the ADP test to be satisfied, the Company has the discretion to use any one or more of the methods described in paragraphs (d)(i), (d)(ii), and (d)(iii). If the Company does not choose to make the corrections described in paragraphs (d)(i), (d)(ii), and (d)(iii), or if such corrections are insufficient to satisfy the ADP test, then the correction method described in paragraph (d)(iv) shall be used.

                  (f) Calculating the Amounts Returned. If the ADP test is not satisfied, and Participant Before-Tax Contributions are returned pursuant to paragraph (d)(iv) above, the Committee shall determine the amount to be returned pursuant to paragraph (i) below, and shall then allocate that amount among the Highly Compensated Employees pursuant to paragraph (ii) below. The amount actually returned to each Highly Compensated Employee shall be adjusted to reflect as nearly as possible the actual investment gains or losses thereon for the Plan Year, determined pursuant to Article IV, but shall not be adjusted to reflect any subsequent gains or losses.

                           (i) Calculation of Amount of Excess Contributions.
                  The amount of Participant Before-Tax Contributions to be returned to the group of Highly Compensated Employees as a whole (the "excess contributions") shall be equal to the hypothetical reduction in the Participant Before-Tax Contributions that are subject to the ADP test pursuant to subsection (b) (the "relevant Participant Before-Tax Contributions") that would be made under the following procedure. The Highly Compensated Employee(s) with the highest "actual deferral ratio" has an amount hypothetically returned until his or her actual deferral ratio is reduced to the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio; this process is repeated to the extent necessary for the ADP test to be satisfied. The term "actual deferral ratio" is a fraction, the denominator of which is equal to the Participant's Compensation, and the numerator of which is equal to
                  (A)+(B)+(C)-(D)-(E), where

                           (A) is equal to the Participant's Participant Before-Tax Contributions for the Plan Year.

                           (B) is equal to that portion of the Participant's QNECs and QMACs that are allocated to the Participant as of any date


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                           within the Plan Year, but only to the extent that the
                           Committee elects to include them in the ADP test.

                           (C) is equal to zero for a Non-Highly Compensated Employee, and, for each Highly Compensated Employee who participates in a cash or deferred arrangement sponsored by the Company or an Affiliated Entity that is permitted to be aggregated with this Plan, is equal to the contributions to the other plan that are subject to that plan's ADP test.

                           (D) is equal to any of the amounts in (A) that are used in the ACP test pursuant to subsection (b).

                           (E) is equal to any of the amounts in (A) or (B) or
                           (C) that have been removed from the Participant's Accounts pursuant to any other corrective mechanisms described in this Article.

                           (ii) Allocation of Excess Contributions. The excess
                  contributions shall be allocated among the Highly Compensated Employees as follows. The Highly Compensated Employee(s) with the largest relevant Participant Before-Tax Contributions shall have an amount returned until his or her remaining employer contributions are equal to those of the Highly Compensated Employee with the next largest relevant Participant Before-Tax Contributions. This process is repeated until the excess contributions have been completely returned to the Highly Compensated Employees. For each Highly Compensated Employee who receives a return of excess contributions, the Plan shall first return his or her unmatched Participant Before-Tax Contributions (if any) before returning any of his or her matched Participant Before-Tax Contributions. If a matched Participant Before-Tax Contribution is returned, the corresponding Company Matching Contribution shall be forfeited (unless returned to the Participant pursuant to paragraph 3.6(c)(vi)).

         6. Effective as of January 1, 1999, the last sentence of subsection 3.6(b) shall be replaced in its entirety by the following.

         The Committee may elect to exclude from the ACP test those Non-Highly Compensated Employees who, at the end of the Plan Year, had not attained age 21 and/or whose Period of Service was for less than one year.



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         5. Effective as of January 1, 1997, subsection 3.6(d) shall be replaced in its entirety by the following two subsections.

                  (d) Order of Correction. The method described in subsection 3.5(c) shall be employed first, during the Plan Year. If that method is not used during the Plan Year, or if the net effect of such method was insufficient for the ACP test to be satisfied, the Company has the discretion to use any one or more of the methods described in paragraphs (c)(i), (c)(ii), and (c)(iii). If the Company does not choose to make the corrections described in paragraphs (c)(i), (c)(ii), and (c)(iii), or if such corrections are insufficient to satisfy the ACP test, then the correction method described in paragraph (c)(v) shall be used if the Plan is top-heavy; if the Plan is not top-heavy, or if the corrections pursuant to (c)(v) are insufficient, the correction methods described in paragraphs (c)(iv), (c)(vi), and
         (c)(vii) shall be used, as described in subsection (e).

                  (e) Calculating the Corrective Reduction in Participants' Accounts. If the ACP test is not satisfied, and the correction methods described in paragraphs (c)(iv), (c)(vi), and (c)(vii) are to be used, the Committee shall determine the amount of the correction pursuant to paragraph (i) below, and shall then allocate that amount among the Highly Compensated Employees pursuant to paragraph (ii) below. The amount of the correction shall be adjusted to reflect as nearly as possible the actual investment gains or losses thereon for the Plan Year, determined pursuant to Article IV, but shall not be adjusted to reflect any subsequent gains or losses.

                           (i) Calculation of Amount of Excess Aggregate
                  Contributions. The term "aggregate contributions" means those Participant Before-Tax Contributions and Company Matching Contributions that are taken into account for the ACP test pursuant to subsection (b). The amount of the excess aggregate contributions shall be equal to the hypothetical reduction in the aggregate contributions that would be made under the following procedure. The Highly Compensated Employee(s) with the highest "actual contribution ratio" has his or her aggregate contributions hypothetically reduced until his or her actual contribution ratio is lowered to the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio; this process is repeated to the extent necessary for the ACP test to be satisfied. The term "actual contribution ratio" is a fraction, the denominator of which is equal to the Participant's Compensation, and the numerator of which is equal to
                  (A)+(B)+(C)+(D)-(E), where




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                           (A) is equal to the Participant's Company Matching
                           Contributions for the Plan Year.

                           (B) is equal to the Participant's Participant Before-Tax Contributions that are used in the ACP test pursuant to subsection (b).

                           (C) is equal to that portion of the Participant's QNECs and QMACs that are allocated to the Participant as of any date within the Plan Year, but only to the extent that the Committee elects to include them in the ACP test.

                           (D) is equal to zero for a Non-Highly Compensated Employee, and, for each Highly Compensated Employee who participates in a cash or deferred arrangement sponsored by the Company or an Affiliated Entity that is permitted to be aggregated with this Plan, is equal to the contributions to the other plan that are subject to that plan's ACP test.

                           (E) is equal to any of the amounts in (A) or (B) or
                           (C) or (D) that have been removed from the Participant's Accounts pursuant to any other corrective mechanisms described in this Article.

                           (ii) Allocation of Excess Aggregate Contributions.
                  The excess aggregate contributions shall be allocated among the Highly Compensated Employees as follows. The Highly Compensated Employee(s) with the largest aggregate contributions shall have his or her aggregate contributions reduced until his or her remaining aggregate contributions are equal to those of the Highly Compensated Employee with the next largest aggregate contributions. This process is repeated until the excess aggregate contributions have been eliminated. The reduction in aggregate contributions for each affected Highly Compensated Employee shall be made in the following order: unmatched Participant Before-Tax Contributions; then matched Participant Before-Tax Contributions, together with any associated Company Matching Contribution. Any reduction in Company Matching Contributions shall be forfeited (to the extent not vested) or paid to the Highly Compensated Employee (to the extent vested).




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         6. Effective as of January 1, 1997, subsection 3.7(b) shall be replaced in its entirety by the following.

                  (b) Corrections to Satisfy Multiple Use Test. If the multiple use test is not satisfied, the Company shall cause the contributions to the Accounts of the Highly Compensated Employees to be adjusted as follows. First, the Company may make certain contributions, or may designate certain contributions as QNECs or QMACs pursuant to subsections 3.5(d) and 3.6(c). Second, if additional correction is necessary, and the Plan is top-heavy, the correction method specified in paragraph 3.6(c)(v) shall be used. Third, if additional correction is necessary, the Committee shall make the following corrections for the appropriate Highly Compensated Employees: (i) return unmatched Participant Before-Tax Contributions; (ii) return matched Participant Before-Tax Contributions, and, for the associated Company Matching Contribution, forfeit it (to the extent not vested) or pay it to the Highly Compensated Employee (to the extent vested).

         7. Effective as of January 1, 1997, section 5.8 shall be replaced in its entirety by the following.

                  A rehired Participant shall have two Company Contribution Accounts, an "old" Company Contributions Account for the contributions from his or her earlier episode of employment, and a "new" Company Contributions Account for his or her later episode of employment. The vested percentage applicable to such Accounts shall be determined pursuant to sections 5.1 and 5.6, unless an amount was distributed from the old Company Contributions Account before the Participant was rehired, in which case the vested percentage of the old Company Contributions Account, after any forfeiture has been restored to it, shall be determined pursuant to subsection 5.3(c). If a Participant becomes fully vested in both the old and the new Company Contributions Accounts, they shall be merged into one Company Contributions Account.

         8. Effective as of January 1, 1997, the last section 10.1 shall be replaced in its entirety by the following.

                  Apache expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. Apache may terminate the Plan or discontinue contributions at any time. Upon the termination of the Plan or the complete discontinuance of contributions, each Participant's Accounts shall become fully vested. Upon the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested. The only Participants who are affected by a partial termination are those whose employment with the Company or Affiliated Entity is terminated as a result of the corporate event causing the partial termination;


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                  Employees terminated for cause and those who leave voluntarily are not affected by a partial termination.



                               EXECUTED this 21st day of October, 1999.

                                        APACHE CORPORATION


                                        By: /s/ Daniel L. Schaeffer
                                           -------------------------------------
                                         Title: Vice President, Human Resources
                                               ---------------------------------



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                                    Amendment
                                       To
                     Apache Corporation 401(k) Savings Plan

         Apache Corporation ("Apache") maintains the Apache Corporation 401(k) Savings Plan (the "Plan"). Pursuant to section 10.4 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right by replacing subsection 2.1(a) of the Plan with the following, effective January 1, 2000.

                  (a) Participant Before-Tax Contributions. A Covered Employee shall be eligible to begin to make Participant Before-Tax Contributions as of the first day of the first pay period of the month that begins after the day the Employee becomes a Covered Employee.


         IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.


                                        APACHE CORPORATION


                                        By: Daniel L. Schaeffer
                                           ------------------------------------
         Date: December 30, 1999        Title: Vice President, Human Resources
               -----------------              ---------------------------------


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